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                           FIRST AMENDMENT OF LEASE

     FIRST AMENDMENT OF LEASE (this "Amendment"), dated November 9, 1995, between METRO INTERNATIONAL INC., an Ontario corporation ("Landlord"), and ADC TELECOMMUNICATIONS, INC., a Minnesota corporation ("Tenant").

                             Preliminary Statement

     Landlord and Tenant have entered into the Lease, dated March 1, 1986, with respect to the premises located at 11311 K-Tel Drive, Minnetonka, Minnesota. The initial term of the Lease expired on July 31, 1991, and Tenant exercised its renewal option pursuant to letter dated June 5, 1990, extending the term of the Lease to July 31, 1996.

     Landlord and Tenant desire to further extend the term of the Lease, and to make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

     Therefore, in consideration of the mutual promises in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Lease.

     2. Effective as of August 1, 1996 (the "Effective Date"), the Lease is hereby amended as follows:

(a) The Term of the Lease shall be extended by five (5) years (the "Second Renewal Term"), upon all the terms, covenants and conditions set forth in the Lease (except as otherwise modified by this Amendment), so that the expiration of the Term shall be July 31, 2001.

(b) Tenant shall pay to Landlord Minimum Rent at the annual rate of Five Hundred Seventy-Six Thousand One Hundred Eighty and 00/100 Dollars ($576,180.00), payable in lawful money of the United States of America, in equal monthly installments in the amount of Forty-Eight Thousand Fifteen and 00/100 Dollars ($48,015.00) each, payable in advance on the first day of each calendar month during the Second Renewal Term without any setoff, offset, abatement or deduction whatsoever.

(c) Tenant shall have the right, at its option, to renew the Term of the Lease, for all of the Leased Premises, for a renewal term (the "Third Renewal Term"), of five (5) years. The Third Renewal Term shall commence on August 1, 2001, and shall terminate on July 31, 2006. Tenant shall exercise the option described herein by giving Landlord written notice of such election to renew not later than August 1, 2000, and upon the giving of such notice the Lease shall thereupon be deemed renewed for the Third Renewal Term with the same force and effect as if the Third Renewal Term had

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originally been included in the Term of the Lease. Time is of the essence with respect to Tenant's delivery of such notice to renew.

(d) Tenant shall pay to Landlord Minimum Rent at the annual rate of Six Hundred Twenty-Three Thousand Seven Hundred and 00/100 Dollars ($623,700.00), payable in lawful money of the United States of America, in equal monthly installments in the amount of Fifty-One Thousand Nine Hundred Seventy-Five and 00/00 Dollars ($51,975.00) each, payable in advance on the first day of each calendar month during the Third Renewal Term without any setoff, offset, abatement or deduction whatsoever.

(e) The definition of "Term" is amended to include the Initial Term, together with the Renewal Term, the Second Renewal Term, and the Third Renewal Term.

(f) The definition of "Minimum Rent" is amended to include the annual rent payable during the Initial Term, the Renewal Term, the Second Renewal Term, and the Third Renewal Term.

     3. Tenant has agreed to accept the Leased Premises "AS IS", "WHERE IS", in their existing condition and state of repair, and without any representation or warranty by or on behalf of Landlord, express or implied, including any representation or warranty as to: (i) MERCHANTABILITY; (ii) TENANTABILITY;
(iii) fitness for Tenant's intended purposes or any other particular purpose;
(iv) the condition or state of repair of the Leased Premises; (v) the absence or presence of any structural or other defects or deficiencies in the Leased Premises; or (vi) any other matter or aspect pertaining to the Leased Premises or the use, potential use, or condition thereof. Tenant hereby expressly covenants and agrees that Landlord shall, under no circumstances, be liable for any latent, patent, or other non-structural defects or deficiencies in the Leased Premises.

     4. Landlord and Tenant hereby represent and warrant to the other that it has dealt with no broker, finder or like agent in connection with this Amendment. Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any and all losses, costs, damages and expenses (including, without limitation, attorneys' fees and disbursements) incurred by the indemnified party for any claim of, or liability to, any broker, finder or like agent who shall claim to have dealt with the indemnifying party in connection with this Amendment.

     5. Written notices, statements or requests to Landlord, permitted or required in accordance with the Lease, shall be delivered to 155 University Avenue, Suite 205, Toronto, Ontario MSH 3B7.

     6. Tenant acknowledges and agrees that, as of the date hereof, (i) Tenant has no offsets, claims, counterclaims or defenses of any nature whatsoever to the performance of its obligations under the Lease (including, without limitation, its obligation to pay any Rent) and, to the best of Tenant's knowledge, there is no condition which, with the giving of notice and/or lapse of time, would constitute the basis of such an offset, claim, counterclaim or defense, and (ii) Tenant has no claims of any nature whatsoever against Landlord.

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     7.   All of the terms, covenants and conditions of this Amendment shall be conditional upon Tenant not being in default under Lease, and upon the Lease being in full force and effect as of the Effective Date.

     8. As modified by this Amendment, all of the terms and conditions of the Lease are hereby ratified and confirmed in all respects and shall continue to remain in full force and effect throughout the remainder of the Term of the Lease.

     9. The terms and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10. This Amendment may not be modified, amended or terminated, and no provision may be waived, except by an agreement in writing, signed by the party against whom enforcement of any modification, amendment, termination or waiver is sought.

     11. Tenant shall, simultaneously with the execution and delivery of this Amendment, deliver a check made payable to Landlord in the amount of Five Hundred and 00/100 Dollars ($500.00), on account of the legal fees incurred by Landlord in connection with the preparation of this Amendment.

     12. This Amendment may be executed in counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

     THIS AMENDMENT has been executed and delivered by Landlord and Tenant the day first set forth above.

                              LANDLORD:

                              METRO INTERNATIONAL INC., an Ontario corporation

                              By:    /s/ Don Rodney
                                   ------------------------------
                                   Name:   Don Rodney
                                   Title:  Vice President

                              TENANT:

                              ADC TELECOMMUNICATIONS, INC., a Minnesota
                              Corporation

                              By:    /s/ Fred Lawrence
                                   ------------------------------
                                   Name:   Fred Lawrence
                                   Title:  Senior Vice President

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